SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) April 25, 2003


                      R.J. Reynolds Tobacco Holdings, Inc.
               (Exact Name of Registrant as Specified in Charter)


        Delaware                   1-6388                      56-0950247
(State or Other Jurisdiction      Commission                  (IRS Employer
  of Incorporation               File Number)              Identification No.)


                 401 North Main Street, Winston-Salem, NC 27102
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code: 336-741-5500


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  Financial Statements and Exhibits.

  (c)     Exhibits:

  Number  Exhibit
  ------  -------
  99.1    Earnings Release dated April 25, 2003.


ITEM 9. Regulation FD Disclosure.

     The following information is being furnished under "Item 9. Regulation FD Disclosure" pursuant to "Item 12. Results of Operations and Financial Condition." of Form 8-K in accordance with SEC Release Nos. 33-8216; 34-47583.

     The information in this Current Report shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subjected to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

     On April 25, 2003, R.J. Reynolds Tobacco Holdings, Inc., issued an earnings release announcing its financial results for the first quarter ended March 31, 2003. A copy of the earnings release is attached as Exhibit 99.1.

     A "non-GAAP" financial measure is a measure of the issuer's financial performance, financial position or cash flows that excludes amounts or adjustments that are included in the most directly comparable measure presented in accordance with generally accepted accounting principles. The earnings release discloses certain financial measures under "ongoing financial results" that may be considered non-GAAP financial measures in certain circumstances. Management believes that these non-GAAP measures are important in assisting investors in measuring the issuer's financial performance and to identify trends in its financial condition and results of operations. These measures are provided to enable investors to perform meaningful comparisons of operating results and as a means to identify the results of core ongoing operations and are not intended to replace, and should be read in conjunction with, the GAAP financial results. The earnings release contains a reconciliation of ongoing financial results to the nearest GAAP measure.



                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                             R.J. REYNOLDS TOBACCO HOLDINGS, INC.



                             By:/s/ McDara P. Folan, III
                             ____________________________


                             Name:    McDara P. Folan, III
                             Title:   Vice President, Deputy General Counsel
                                        and Secretary


Date: April 25, 2003



                                INDEX TO EXHIBITS



Number    Exhibit
------    -------
99.1      Earnings Release dated April 25, 2003.